Exhibit 99.1

FDA GRANTS VITALITY BIOPHARMA ORPHAN DRUG DESIGNATION FOR VBX-100 PRODRUG

10 AUG 2021 / PRESS RELEASE

CLEVELAND, OHIO – (August 10, 2021) – Vitality Biopharma, Inc. (VBIO) (“Vitality” or the “Company”), an innovation-driven drug development company dedicated to unlocking the therapeutic powers of cannabinoids, today announced that the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug Designation to its glycosylated cannabinoid prodrug VBX-100 for the treatment of pediatric ulcerative colitis.

“The FDA’s granting of Orphan Drug Designation for VBX-100, our leading glycosylated cannabinoid for the treatment of inflammatory conditions of the gastrointestinal tract, is a significant milestone for our drug development program,” said Brandon Zipp, Ph.D., Chief Science Officer of Vitality. “We look forward to accelerating our research efforts to develop safe and effective novel treatments for chronic disorders such as IBS and inflammatory diseases such as IBD, particularly ulcerative colitis in children.”

“We believe that our broad portfolio of over 100 novel glycosylated-cannabinoid compounds, developed using our proprietary enzymatic bioprocessing technologies, possesses significant medicinal potential,” added Michael Cavanaugh, Chief Executive Officer of Vitality. “The FDA’s granting of Orphan Drug Designation to one of our initial novel compounds reaffirms our commitment to the pursuit of additional therapeutic applications for our scores of unique glycosylated cannabinoid molecules.”

The FDA’s Office of Orphan Products Development grants orphan status to drugs intended for the safe and effective treatment, diagnosis or prevention of rare diseases or conditions affecting fewer than 200,000 people in the United States. Orphan Drug Designation provides drug developers with various benefits designed to support the development of novel drugs, including market exclusivity for seven years upon FDA approval, tax credits for qualified clinical trials, and exemption from FDA application fees.

About Vitality Biopharma, Inc.

Headquartered in Los Angeles, California, Vitality Biopharma, Inc. (www.vitality.bio) is a company focused on the advancement of pharmaceuticals and innovative technologies that improve the lives of patients. Vitality seeks to achieve this objective through the development of novel glycosylated cannabinoid prodrugs that are engineered to deliver the therapeutic benefits of cannabinoids but without their unwanted side effects. Vitality has developed over 100 novel cannabinoid compounds, including glycosylated tetrahydrocannabinol (THC) and water soluble glycosylated cannabidiol (CBD) prodrugs.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Vitality Biopharma, Inc.
Investor Relations
info@vitality.bio
+1 530.231.7800
www.vitality.bio